UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2005

AFFYMETRIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28218	77-0319159
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3380 Central Expressway
Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

(408) 731-5000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 14, 2005, the independent members of the Board of Directors of Affymetrix, Inc. approved the following recommendations by the Compensation Committee of the Board of Directors (the “Committee”) with respect to the compensation of the executive officers of the Company:

2004 Cash Bonus Awards:  The Committee determined the amount of the 2004 cash bonuses for the executive officers based on the Committee’s evaluation of (i) the Company’s success in achieving certain corporate financial and strategic objectives that were established at the beginning of 2004 and (ii) the success of each executive officer in meeting certain individual subjective performance objectives established for such officer at the beginning of 2004.  The following table sets forth the 2004 cash bonus award for each of the Company’s executive officers for the year ended December 31, 2004:

Name	Title	2004 Cash Bonus
Stephen P.A. Fodor	Founder, Chairman and Chief Executive Officer	$560,000
Susan E. Siegel	President and Member of the Board of Directors	$350,000
Barbara A. Caulfield	Executive Vice President and General Counsel	$496,420
Gregory T. Schiffman	Executive Vice President and Chief Financial Officer (1)	$216,000

(1)          Gregory Schiffman has been promoted from Senior Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer effective February 14, 2005.

Other Arrangements.  The Committee recommended the use of private jet service, at an annual cost not to exceed $150,000, for business and personal travel for Stephen P.A. Fodor, Founder, Chairman and Chief Executive Officer.  The Committee also recommended an annual car service, at an annual cost not to exceed $50,000, for Barbara A. Caulfield, Executive Vice President and General Counsel, for use by Ms. Caulfield in connection with her daily commute to and from the Company’s headquarters.

Corporate Bonus Program.  The Committee reviewed the terms of the annual corporate bonus program which is applicable to employees of the Company, including the Company’s executive officers, Stephen P.A. Fodor, Susan E. Siegel, Barbara A. Caulfield and Gregory T. Schiffman.  The Company’s bonus program is designed to reward participants based on the Company’s attainment of specified levels of financial and strategic goals as well as subjective factors related to the individual participant’s employment performance.  The Company’s financial goals are based on specified targets for product and product related revenue, operating profit and earnings per share.  Under the bonus program, each executive officer position has an assigned target bonus level, expressed as a percent of base salary earnings for the fiscal year.  Bonus targets for the executive officers range from 50% to 75% of their base salary earnings for the fiscal year.  The potential payout of bonus compensation is based on a percentage of the executive officer’s target bonus and is dependent on the achievement of corporate financial and strategic goals and individual performance.  There is no guarantee that a bonus pool will be available in any given year or that any given employee will receive a bonus.  The Committee retains broad discretion to reduce or refuse to authorize any awards under the bonus program despite attainment of any specific objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFYMETRIX, INC.

	By:	/s/ Barbara A. Caulfield
Name: Barbara A. Caulfield
Title: Executive Vice President and General Counsel

Dated: February 18, 2005